EXHIBIT 99.1
Selected Financial Data
The following table sets forth our summary condensed consolidated financial data for the periods presented below and our earnings per share as adjusted for the stock dividends described below. The summary condensed consolidated financial data as of June 30, 2018 have been derived from our unaudited condensed consolidated financial statements. Our unaudited condensed consolidated financial statements include only normal and recurring adjustments, necessary to state fairly the data included therein.
The per-share amounts shown below have been retroactively adjusted to reflect the 5% stock dividend which was paid on September 27, 2018 to stockholders of record on September 18, 2018 (see note (2) below).
Our historical results are not necessarily indicative of the results of operations for future periods, and our results of operations for the six-month period ended June 30, 2018 are not necessarily indicative of the results that may be expected for the full year ending December 31, 2018. You should read the following summary condensed consolidated financial data in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our condensed consolidated financial statements and related notes included in our Quarterly Report on Form 10-Q for the period ended June 30, 2018.

	Year Ended December 31,
	2017	2016	2015	2014	2013
Statement of Operations Data:
Total revenues (1)	$1,807,476	$1,690,949	$1,657,197	$1,591,315	$1,079,921
Operating income (3)	235,648	234,505	205,936	211,561	111,305
Net income attributed to Vector Group Ltd.	84,572	71,127	59,198	36,856	37,300	(4)
Per basic common share (2)
Net income attributed to Vector Group Ltd. applicable to common shares	$0.56	$0.50	$0.42	$0.29	$0.31
Per diluted common share (2)
Net income attributed to Vector Group Ltd. applicable to common shares	$0.56	$0.50	$0.42	$0.29	$0.31

Cash distributions declared per common share (2)	$1.47	$1.40	$1.33	$1.27	$1.21

	June 30,	December 31,	December 31,	December 31,	December 31,	December 31,
	2018	2017	2016	2015	2014	2013
Balance Sheet Data:
Current assets	$629,012	$613,709	$705,463	$583,739	$751,397	$484,388
Total assets	1,333,911	1,328,278	1,404,035	1,280,615	1,389,042	1,089,965
Current liabilities	464,107	204,639	196,148	216,292	212,424	359,376
Notes payable, embedded derivatives, long-term debt and other obligations, less current portion	1,089,222	1,270,657	1,245,275	1,000,150	995,001	607,872
Noncurrent employee benefits, deferred income taxes and other long-term liabilities	209,301	184,742	215,884	186,334	202,297	173,322
Stockholders' deficiency	(428,719)	(331,760)	(253,272)	(122,161)	(20,680)	(50,605)

	For the Three Months Ended						For the Six Months Ended
	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	June 30, 2018	June 30, 2017
Statement of Operations Data:
Total revenues (5)	$481,488	$428,966	$435,654	$484,625	$471,989	$415,208	$910,454	$887,197
Operating income	61,861	48,084	48,204	59,723	74,300	53,421	109,945	127,721
Net income (loss) attributed to Vector Group Ltd.	17,818	7,211	42,724	19,264	26,811	(4,227)	25,029	22,584
Per basic common share (2)
Net income (loss) attributed to Vector Group Ltd. applicable to common shares	$0.12	$0.04	$0.30	$0.13	$0.18	$(0.04)	$0.15	$0.14
Per diluted common share (2)
Net income (loss) attributed to Vector Group Ltd. applicable to common shares	$0.12	$0.04	$0.26	$0.13	$0.18	$(0.04)	$0.15	$0.14

Cash distributions declared per common share (2)	$0.38	$0.38	$0.38	$0.36	$0.36	$0.36	$0.76	$0.73
______________________________

(1)	Revenues include excise taxes of $460,561, $425,980, $439,647, $446,086, and $456,703, respectively.

(2)
Per share computations include the impact of 5% stock dividends on September 27, 2018, September 28, 2017, September 29, 2016, September 29, 2015, September 26, 2014, and September 27, 2013, respectively.

(3)
Operating income includes $2,721, $4,364, $1,419 and $11,823 of income from MSA Settlements for the years ended December 31, 2017, 2015, 2014, and 2013, respectively and $247 of expense from MSA Settlements for the year ended December 31, 2016; and $6,591, $20,000, $20,072, $2,475 and $88,106 of litigation judgment and settlement expense for the years ended December 31, 2017, 2016, 2015, 2014, and 2013, respectively; and $41 and $1,819 of restructuring charges for the years ended December 31, 2016 and 2015, respectively.

(4)
Net income attributed to Vector Group Ltd. includes a gain of $36,140, net of taxes, to account for the difference between the carrying value and the fair value of the previously held 50% interest in Douglas Elliman.

(5)	Revenues include excise taxes of $115,970, $112,801, $109,086, $126,912, $115,194, $109,368, $228,771, and $224,562, respectively.